Exhibit 99.1

America Service Group Announces Fourth Quarter and Year-End Results

Company Announces Stock Repurchase Program of up to $15 Million and Provides Initial Guidance for Full-Year 2008 Results

Highlights:

● Net income of $2.8 million in 2007, as compared with a net loss of $3.4 million in 2006

● Cash and debt outstanding of $9.0 million and $7.5 million, respectively, at December 31, 2007

● Company expects 33.3% increase in diluted net income per common share in 2008 compared with 2007

BRENTWOOD, Tenn.--(BUSINESS WIRE)--America Service Group Inc. (NASDAQ: ASGR) announced today results for the fourth quarter and year ended December 31, 2007, and provided its initial guidance for full-year 2008 results. Additionally, the Company announced that its Board of Directors has approved a stock repurchase program to repurchase up to $15 million of the Company’s common stock through the end of 2009.

Commenting on today’s announcement, Michael Catalano, chairman and chief executive officer of America Service Group, said, “Although improvements were made over 2006, the Company did not meet its financial performance or growth expectations for 2007. However, recent developments such as the long-term extensions of our two largest contracts demonstrate the value of our services and the capability to stabilize performance in 2008. We are determined to improve our financial results by seizing the real opportunities for growth in the coming year. Based upon current expectations, future prospects and the present valuation of the Company, we are confident that a stock repurchase program can significantly increase long-term shareholder value.”

FAS 144 Impact on Income Statement Presentation Format

As noted in its 2006 annual report on Form 10-K, the Company is applying the discontinued operations provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 (“FAS 144”) to all service contracts that expire subsequent to January 1, 2002. FAS 144 requires the Company to follow the income statement presentation format described in FAS 144. The results of operations of contracts that expire, less applicable income taxes, are classified on the Company’s consolidated statements of operations separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The application of the FAS 144 accounting presentation to expired contracts has no impact on net income, earnings per share, total cash flows or stockholders’ equity.

As a result of the application of FAS 144, “healthcare revenues” and “healthcare expenses” on the Company’s consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss “Total Revenues,” “Total Healthcare Expenses,” and “Total Gross Margin,” which will include all of the Company’s revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts less share-based compensation expense). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes share-based compensation expense. Reconciliations of healthcare revenues to Total Revenues, healthcare expenses to Total Healthcare Expenses and gross margin to Total Gross Margin are found in the attached schedules.

Results for Fourth Quarter and Year Ended December 31, 2007

Healthcare revenues from continuing contracts for the fourth quarter of 2007 were $121.6 million, a decrease of 2.3% over the prior year quarter. Healthcare revenues from continuing contracts for the year ended December 31, 2007, were $489.1 million, an increase of 3.5% over the prior year period. Total Revenues, which includes revenues from continuing and discontinued contracts, for the fourth quarter of 2007 were $127.8 million, a decrease of 20.4% from the prior year quarter. Total Revenues for the year ended December 31, 2007, were $556.4 million, a decrease of 14.4% from the prior year period. The decrease in Total Revenues from both prior year periods was primarily due to the absence of 2007 revenues resulting from the Company’s termination of its Florida Department of Corrections Region IV contract during the fourth quarter of 2006 as a result of the financial underperformance of this full-risk contract as well as the expiration of the Company’s Alabama Department of Corrections contract in the fourth quarter of 2007.

Healthcare expenses from continuing contracts for the fourth quarter of 2007 were $115.9 million, or 95.3% of healthcare revenues, as compared with $117.2 million, or 94.1% of healthcare revenues, in the prior year quarter. Healthcare expenses from continuing contracts for the year ended December 31, 2007, were $459.2 million, or 93.9% of healthcare revenues, as compared with $443.3 million, or 93.8% of healthcare revenues, in the prior year period. Healthcare expenses were negatively impacted during the fourth quarter and year ended December 31, 2007, by $2.6 million and $10.5 million, respectively, of adverse reserve development related to professional liability claims. This compares with $1.8 million and $4.2 million, respectively, of adverse reserve development related to professional liability claims in the prior year fourth quarter and year ended December 31, 2006. Included in healthcare expenses from continuing contracts is share-based compensation expense of $38,000 and $112,000 for the fourth quarters of 2007 and 2006, respectively, and $267,000 and $436,000 for the years ended December 31, 2007 and 2006, respectively. Total Healthcare Expenses, which includes expenses from continuing and discontinued contracts and excludes share-based compensation expense, for the fourth quarter of 2007 were $121.2 million, or 94.8% of Total Revenues, as compared with $152.3 million, or 94.8% of Total Revenues, in the prior year quarter. Total Healthcare Expenses for the year ended December 31, 2007, were $518.8 million, or 93.2% of Total Revenues, as compared with $614.5 million, or 94.6% of Total Revenues, in the prior year period.

Gross margin from continuing contracts for the fourth quarter of 2007 was $5.7 million, or 4.7% of healthcare revenues, as compared with $7.3 million, or 5.9% of healthcare revenues, in the prior year quarter. Gross margin from continuing contracts for the year ended December 31, 2007, was $29.9 million, or 6.1% of healthcare revenues, as compared with $29.3 million, or 6.2% of healthcare revenues, in the prior year period. Included in gross margin is the negative impact of share-based compensation expense discussed above. Total Gross Margin, which includes continuing and discontinued contracts and excludes share-based compensation expense, for the fourth quarter of 2007 was $6.6 million, or 5.2% of Total Revenues, as compared with $8.3 million, or 5.2% of Total Revenues, in the prior year quarter. Total Gross Margin for the year ended December 31, 2007, was $37.6 million, or 6.8% of Total Revenues, as compared with $35.2 million, or 5.4% of Total Revenues, in the prior year period. Both gross margin from continuing contracts and Total Gross Margin were negatively impacted by the adverse reserve development related to professional liability claims discussed above.

Selling, general and administrative expenses for the fourth quarter of 2007 were $5.9 million, or 4.9% of healthcare revenues, as compared with $6.4 million, or 5.2% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the year ended December 31, 2007, were $26.3 million, or 5.4% of healthcare revenues, as compared with $25.0 million, or 5.3% of healthcare revenues, in the prior year period. Included in selling, general and administrative expenses is share-based compensation expense of $539,000 and $1.1 million for the fourth quarters of 2007 and 2006, respectively, and $2.9 million and $3.8 million for the years ended December 31, 2007 and 2006, respectively. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for both the fourth quarter and year ended December 31, 2007, were 4.2%, as compared with 3.3% in the prior year periods.

During the fourth quarter of 2007, the Company incurred $107,000 of corporate restructuring expenses related to the elimination of certain administrative and operational positions as part of a company-wide cost reduction process. Corporate restructuring expenses for the year ended December 31, 2007, were $440,000.

Expenses related to the prior year Audit Committee investigation into certain matters at Secure Pharmacy Plus, LLC (SPP), the findings of which were reported on March 15, 2006, for the quarter and year ended December 31, 2007, were $61,000 and $108,000, respectively, as compared with $340,000 and $5.3 million, respectively, in the prior year quarter and year period.

Adjusted EBITDA for the fourth quarter of 2007 was $1.2 million, as compared with $3.0 million in the prior year quarter. Adjusted EBITDA for the year ended December 31, 2007, was $14.2 million, as compared with $14.1 million in the prior year period. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, corporate restructuring expenses, Audit Committee investigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

Depreciation and amortization expense for the fourth quarter of 2007 was $920,000, as compared with $1.0 million in the prior year quarter. Depreciation and amortization expense for the year ended December 31, 2007, was $3.8 million, as compared with $4.1 million in the prior year period.

The loss from operations for the fourth quarter of 2007 was $1.4 million, as compared with $3.5 million in the prior year quarter. The loss from operations for the year ended December 31, 2007, was $710,000, as compared with $8.1 million in the prior year period. Negatively impacting results are the $107,000 and $440,000 of corporate restructuring expenses in the fourth quarter of 2007 and year ended December 31, 2007, respectively; the impairment of goodwill related to SPP of $3.0 million in the fourth quarter of 2006; and Audit Committee investigation and related expenses of $61,000 and $340,000 for the fourth quarters of 2007 and 2006, respectively, and $108,000 and $5.3 million for the years ended December 31, 2007 and 2006, respectively.

Net interest expense for the fourth quarter of 2007 was $458,000, as compared with $386,000 in the prior year quarter. Net interest expense for the year ended December 31, 2007, was $1.6 million, as compared with $1.9 million in the prior year period.

The loss from continuing operations before income taxes for the fourth quarter of 2007 was $1.8 million, as compared with $3.9 in the prior year quarter. The loss from continuing operations before income taxes for the year ended December 31, 2007, was $2.3 million, as compared with $10.0 million in the prior year period. Included in the results are the negative impacts of corporate restructuring expenses, impairment of goodwill and Audit Committee investigation and related expenses discussed above.

The income tax benefit for the fourth quarter of 2007 was $605,000, as compared with $546,000 in the prior year quarter. The income tax benefit for the year ended December 31, 2007, was $739,000, as compared with $3.4 million in the prior year period.

The loss from continuing operations for the fourth quarter of 2007 was $1.2 million, as compared with $3.4 million in the prior year quarter. The loss from continuing operations for the year ended December 31, 2007, was $1.6 million, as compared with $6.6 million in the prior year period. Included in the results are the negative impacts of corporate restructuring expenses, impairment of goodwill and Audit Committee investigation and related expenses discussed above.

The income from discontinued operations, net of taxes, for the fourth quarter of 2007 was $521,000, as compared with $528,000 in the prior year quarter. The income from discontinued operations, net of taxes, for the year ended December 31, 2007, was $4.4 million, as compared with $3.2 million in the prior year period.

The net loss for the fourth quarter of 2007 was $685,000, or $0.07 per basic and diluted common share, as compared with $2.8 million, or $0.28 per basic and diluted common share, in the prior year quarter. Net income for the year ended December 31, 2007, was $2.8 million, or $0.30 per basic and diluted common share, as compared with a net loss of $3.4 million, or $0.32 per basic and diluted common share, in the prior year period. Included in the results are the negative impacts of corporate restructuring expenses, impairment of goodwill and Audit Committee investigation and related expenses discussed above.

Cash and cash equivalents were $9.0 million at December 31, 2007, as compared with $2.8 million at September 30, 2007, and $13.7 million at December 31, 2006. Total debt outstanding was $7.5 million at December 31, 2007, as compared with $10.0 million at September 30, 2007 and December 31, 2006. Days sales outstanding in accounts receivable were 45 days at December 31, 2007, as compared with 49 days at September 30, 2007, and 46 days at December 31, 2006. Net cash provided by operating activities for the fourth quarter of 2007 was $9.1 million, as compared with $3.8 million in the prior year quarter. Net cash provided by operating activities for the year ended December 31, 2007, was $9.5 million, as compared with $25.3 million in the prior year period.

2008 Guidance

The Company’s initial guidance for estimated full-year 2008 results and a comparison with actual full-year 2007 results is summarized below:

	Initial Guidance	Actual
	For Full-Year	Full-Year
	2008 Results	2007 Results
Total Revenues (1)	$490.0 - $500.0 million	$556.4 million
Healthcare expenses (2)	$453.3 - $463.3 million	$519.0 million
Gross margin (2)	$36.7 million	$37.4 million
Selling, general and administrative expenses (3)	$24.9 million	$26.3 million
Corporate restructuring expenses	-	$0.4 million
Audit Committee investigation and related expenses	-	$0.1 million
Depreciation, amortization and interest expense (1)	$5.4 million	$5.5 million
Pre-tax income (1)(2)(3)	$6.4 million	$5.1 million
Income tax provision (1)	$2.8 million	$2.3 million
Net income - GAAP	$3.6 million	$2.8 million
Weighted average common shares outstanding - diluted	9.0 million	9.5 million
Net income per common share - diluted	$0.40	$0.30

(1) From continuing and discontinued contracts.
(2) From continuing and discontinued contracts including share-based compensation expense allocated to healthcare expenses of $0.2 million estimated for 2008 and $0.3 million actual for 2007.
(3) Including share-based compensation expense allocated to selling, general and administrative expenses of $2.0 million estimated for 2008 and $2.9 million actual for 2007.

Consistent with past practice, the Company’s guidance for full-year 2008 results does not consider the impact of any potential contracts with new customers. Contracts currently in operation are included in the guidance for full-year 2008 results through the end of the year, unless the Company has previously been notified otherwise by the client.

Stock Repurchase Program

The Company’s Board of Directors has approved a stock repurchase program to repurchase up to $15 million of the Company’s common stock through the end of 2009. This program is intended to be implemented through purchases made from time to time in either the open market or through private transactions, in accordance with Securities and Exchange Commission requirements. Under the stock repurchase program, no shares will be purchased directly from officers or directors of the Company. As of March 3, 2008, the Company had approximately 9.3 million of shares outstanding.

The timing, prices and sizes of purchases will depend upon prevailing stock prices, general economic and market conditions and other considerations. Funds for the repurchase of shares are expected to come primarily from cash provided by operating activities and also from funds on hand, including amounts available under the Company’s credit facility.

The repurchase program does not obligate the Company to acquire any particular amount of common stock, and the repurchase program may be suspended at any time at the Company’s discretion.

Conference Call

A listen-only simulcast and replay of America Service Group’s fourth quarter 2007 results conference call will be available online at www.asgr.com or www.earnings.com on March 5, 2008, beginning at 11:00 a.m. Eastern time. In addition, a copy of the press release containing the related financial information can be found on the Company’s website.

America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company’s website at www.asgr.com.

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company’s definition of such information and reconciliation to the most comparable GAAP measure is included below.

The most directly comparable GAAP measures for the guidance provided by the Company are: healthcare revenues; healthcare expenses; gross margin; income from continuing operations before income taxes; income tax provision (benefit); depreciation and amortization; and interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company’s guidance to the most directly comparable GAAP measure cannot be estimated on a forward-looking basis.

Cautionary Statement

This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company’s or management’s beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

  the Company’s ability to retain existing client contracts and obtain new contracts at acceptable pricing levels;
  whether or not government agencies continue to privatize correctional healthcare services;
  the possible effect of adverse publicity on the Company’s business;
  increased competition for new contracts and renewals of existing contracts;
  the Company’s ability to locate and/or execute on acquisition opportunities;
  risks arising from the possibility that the Company may be unable to collect accounts receivable or that accounts receivable collection may be delayed;
  the Company’s ability to limit its exposure for catastrophic illnesses, injuries and medical malpractice claims in excess of amounts covered under contracts or insurance coverage;
  the Company’s ability to maintain and continually develop information technology and clinical systems;
  the outcome or adverse development of pending litigation, including professional liability litigation;
  the Company’s determination whether to repurchase shares under its stock repurchase program;
  risks arising from the possibility that the acquirer of certain assets of SPP cannot provide pharmaceuticals or related services at either a cost or service level sufficient to allow the Company to meet its contractual obligations with its customers without negatively impacting financial performance;
  the Company’s dependence on key management and clinical personnel;
  risks arising from potential weaknesses or deficiencies in the Company’s internal control over financial reporting;
  risks associated with the possibility that the Company may be unable to satisfy covenants under its credit facility;
  the risk that government entities (including the Company’s government customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters investigated by the Audit Committee in prior years or the previous restatement of the Company’s financial results; and
  the risks arising from shareholder litigation as a result of the matters investigated by the Audit Committee in prior years or the previous restatement of the Company’s financial results.

A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.

AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	Dec. 31,	% of	Dec. 31,	% of
	2007	Revenue	2006	Revenue
Healthcare revenues	$121,617	100.0	$124,491	100.0
Healthcare expenses	115,939	95.3	117,179	94.1
Gross margin	5,678	4.7	7,312	5.9
Selling, general and administrative expenses	5,943	4.9	6,411	5.2
Corporate restructuring expenses	107	0.1	-	-
Audit Committee investigation and related expenses	61	-	340	0.3
Impairment of goodwill	-	-	3,041	2.4
Depreciation and amortization	920	0.8	1,037	0.8
Loss from operations	(1,353)	(1.1)	(3,517)	(2.8)
Interest, net	458	0.4	386	0.3
Loss from continuing operations before income tax benefit	(1,811)	(1.5)	(3,903)	(3.1)
Income tax benefit	(605)	(0.5)	(546)	(0.4)
Loss from continuing operations	(1,206)	(1.0)	(3,357)	(2.7)
Income from discontinued operations, net of taxes	521	0.4	528	(0.4)
Net loss	$(685)	(0.6)	$(2,829)	(2.3)

Income (loss) per common share - basic:
Loss from continuing operations	$(0.13)		$(0.33)
Income from discontinued operations, net of taxes	0.06		0.05
Net loss	$(0.07)		$(0.28)

Income (loss) per common share - diluted:
Loss from continuing operations	$(0.13)		$(0.33)
Income from discontinued operations, net of taxes	0.06		0.05
Net loss	$(0.07)		$(0.28)

Weighted average common shares outstanding:
Basic	9,317		10,094
Diluted	9,317		10,094

AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Year Ended
	Dec. 31,	% of	Dec. 31,	% of
	2007	Revenue	2006	Revenue
Healthcare revenues	$489,087	100.0	$472,593	100.0
Healthcare expenses	459,182	93.9	443,261	93.8
Gross margin	29,905	6.1	29,332	6.2
Selling, general and administrative expenses	26,271	5.4	25,019	5.3
Corporate restructuring expenses	440	0.1	-	-
Audit Committee investigation and related expenses	108	-	5,307	1.1
Impairment of goodwill	-	-	3,041	0.6
Depreciation and amortization	3,796	0.7	4,056	0.9
Loss from operations	(710)	(0.1)	(8,091)	(1.7)
Interest, net	1,587	0.4	1,932	0.4
Loss from continuing operations before income tax benefit	(2,297)	(0.5)	(10,023)	(2.1)
Income tax benefit	(739)	(0.2)	(3,412)	(0.7)
Loss from continuing operations	(1,558)	(0.3)	(6,611)	(1.4)
Income from discontinued operations, net of taxes	4,373	0.9	3,231	0.7
Net income (loss)	$2,815	0.6	$(3,380)	(0.7)

Income (loss) per common share - basic:
Loss from continuing operations	$(0.16)		$(0.63)
Income from discontinued operations, net of taxes	0.46		0.31
Net income (loss)	$0.30		$(0.32)

Income (loss) per common share - diluted:
Loss from continuing operations	$(0.16)		$(0.63)
Income from discontinued operations, net of taxes	0.46		0.31
Net income (loss)	$0.30		$(0.32)

Weighted average common shares outstanding:
Basic	9,475		10,511
Diluted	9,475		10,511

AMERICA SERVICE GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	Dec. 31,	Dec. 31,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$8,969	$13,736
Accounts receivable: healthcare and other, less allowances	62,663	80,945
Inventories	2,999	7,070
Prepaid expenses and other current assets	10,727	12,851
Current deferred tax assets	8,177	8,864
Total current assets	93,535	123,466
Property and equipment, net	5,055	6,800
Goodwill, net	40,772	40,772
Contracts, net	3,911	5,538
Other intangibles, net	384	615
Other assets	9,182	7,540
Total assets	$152,839	$184,731

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$20,264	$26,809
Accrued medical claims liability	22,184	31,005
Accrued expenses	33,860	37,541
Deferred revenue	11,996	11,740
Revolving credit facility classified as current	7,500	10,000
Total current liabilities	95,804	117,095
Noncurrent portion of accrued expenses	15,466	20,634
Noncurrent deferred tax liabilities	1,919	548
Total liabilities	113,189	138,277
Stockholders' equity:
Common stock	93	100
Additional paid-in capital	37,485	47,597
Retained earnings (accumulated deficit)	2,072	(1,243)
Total stockholders' equity	39,650	46,454
Total liabilities and stockholders' equity	$152,839	$184,731

AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	Dec. 31,
	2007	2006
Cash Flows from Operating Activities
Net income (loss)	$2,815	$(3,380)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,875	4,182
Loss on retirement of fixed assets	58	40
Impairment of goodwill	-	3,041
Finance cost amortization	116	111
Deferred income taxes	2,058	(1,155)
Share-based compensation expense	3,158	4,279
Excess tax benefits from share-based compensation expense	-	(462)
Changes in operating assets and liabilities, net of effect of sale of SPP assets:
Accounts receivable, net	15,687	18,767
Inventories	2,180	(524)
Prepaid expenses and other current assets	2,088	6,125
Other assets	785	2,390
Accounts payable	(6,545)	(9,214)
Accrued medical claims liability	(8,821)	(117)
Accrued expenses	(8,202)	(2,004)
Deferred revenue	256	3,207
Net cash provided by operating activities	9,508	25,286

Cash Flows from Investing Activities
Capital expenditures	(2,309)	(2,801)
Proceeds from sale of SPP assets	3,811	-
Net cash provided by (used in) investing activities	1,502	(2,801)

Cash Flows from Financing Activities
Net borrowings on line of credit	(2,500)	(2,500)
Share repurchases	(13,654)	(12,364)
Reduction in restricted cash used to collateralize letters of credit	-	4,200
Excess tax benefits from share-based compensation expense	-	462
Issuance of common stock	377	398
Exercise of stock options	-	1,055
Net cash used in financing activities	(15,777)	(8,749)

Net increase (decrease) in cash and cash equivalents	(4,767)	13,736
Cash and cash equivalents at beginning of period	13,736	-
Cash and cash equivalents at end of period	$8,969	$13,736

AMERICA SERVICE GROUP INC.
SCHEDULES OF INCOME FROM DISCONTINUED OPERATIONS, NET OF TAXES
(In thousands)

	Three Months Ended
	Dec. 31,	% of	Dec. 31,	% of
	2007	Revenue	2006	Revenue
Healthcare revenues	$6,166	100.0	$36,104	100.0
Healthcare expenses	5,264	85.4	35,204	97.5
Gross margin	902	14.6	900	2.5
Depreciation and amortization	23	0.3	29	0.1
Income from discontinued operations before income taxes	879	14.3	871	2.4
Income tax provision	358	5.9	343	0.9
Income from discontinued operations, net of taxes	$521	8.4	$528	1.5

	Year Ended
	Dec. 31,	% of	Dec.31,	% of
	2007	Revenue	2006	Revenue
Healthcare revenues	$67,318	100.0	$177,166	100.0
Healthcare expenses	59,864	88.9	171,692	96.9
Gross margin	7,454	11.1	5,474	3.1
Depreciation and amortization	79	0.1	126	0.1
Interest, net	-	-	16	-
Income from discontinued operations before income taxes	7,375	11.0	5,332	3.0
Income tax provision	3,002	4.5	2,101	1.2
Income from discontinued operations, net of taxes	$4,373	6.5	$3,231	1.8

AMERICA SERVICE GROUP INC.

DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES

(In thousands)

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company’s definition of such information and reconciliations to the most comparable GAAP measures (net income (loss), healthcare revenues, healthcare expenses and gross margin) are included below.

ADJUSTED EBITDA

The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, corporate restructuring expenses, Audit Committee investigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company’s results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, credit providers and analysts. The Company’s management, credit providers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, credit providers and analysts to compare the Company’s current operating results with the corresponding periods in the previous year and to compare the Company’s operating results with other companies in the healthcare industry.

Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

RECONCILIATIONS OF NET INCOME (LOSS) TO ADJUSTED EBITDA

	Three Months Ended
	Dec. 31,
	2007	2006
Net loss	$(685)	$(2,829)
Depreciation, interest and taxes included in income from discontinued operations, net of taxes	381	372
Income tax benefit	(605)	(546)
Interest, net	458	386
Depreciation and amortization	920	1,037
Corporate restructuring expenses	107	-
Impairment of goodwill	-	3,041
Audit Committee investigation and related expenses	61	340
Share-based compensation expense included in healthcare expenses	38	112
Share-based compensation expense included in selling, general and administrative expenses	539	1,050
Adjusted EBITDA	$1,214	$2,963

	Year Ended
	Dec. 31,
	2007	2006
Net income (loss)	$2,815	$(3,380)
Depreciation, interest and taxes included in loss from discontinued operations, net of taxes	3,081	2,243
Income tax benefit	(739)	(3,412)
Interest, net	1,587	1,932
Depreciation and amortization	3,796	4,056
Corporate restructuring expenses	440	-
Impairment of goodwill	-	3,041
Audit Committee investigation and related expenses	108	5,307
Share-based compensation expense included in healthcare expenses	267	436
Share-based compensation expense included in selling, general and administrative expenses	2,891	3,843
Adjusted EBITDA	$14,246	$14,066

TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN

The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations, less share-based compensation expense. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses.

The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company’s performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of FAS 144, “healthcare revenues,” “healthcare expenses,” and “gross margin” on the Company’s consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts.

RECONCILIATIONS OF HEALTHCARE REVENUES TO TOTAL REVENUES

	Three Months Ended
	Dec. 31,
	2007	2006
Healthcare revenues	$121,617	$124,491
Healthcare revenues included in income from discontinued operations, net of taxes	6,166	36,104
Total Revenues	$127,783	$160,595

	Year Ended
	Dec. 31,
	2007	2006
Healthcare revenues	$489,087	$472,593
Healthcare revenues included in income from discontinued operations, net of taxes	67,318	177,166
Total Revenues	$556,405	$649,759

RECONCILIATIONS OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

	Three Months Ended
	Dec. 31,
	2007	2006
Healthcare expenses	$115,939	$117,179
Healthcare expenses included in income from discontinued operations, net of taxes	5,264	35,204
Share-based compensation expense included in healthcare expenses	(38)	(112)
Total Healthcare Expenses	$121,165	$152,271

	Year Ended
	Dec. 31,
	2007	2006
Healthcare expenses	$459,182	$443,261
Healthcare expenses included in income from discontinued operations, net of taxes	59,864	171,692
Share-based compensation expense included in healthcare expenses	(267)	(436)
Total Healthcare Expenses	$518,779	$614,517

RECONCILIATIONS OF GROSS MARGIN TO TOTAL GROSS MARGIN

	Three Months Ended
	Dec. 31,
	2007	2006
Gross margin	$5,678	$7,312
Gross margin included in income from discontinued operations, net of taxes	902	900
Share-based compensation expense included in gross margin	38	112
Total Gross Margin	$6,618	$8,324

	Year Ended
	Dec. 31,
	2007	2006
Gross margin	$29,905	$29,332
Gross margin included in income from discontinued operations, net of taxes	7,454	5,474
Share-based compensation expense included in gross margin	267	436
Total Gross Margin	$37,626	$35,242

CONTACT:
Michael Catalano, 615-373-3100
Chairman and Chief Executive Officer
or
Michael W. Taylor, 615-373-3100
Executive Vice President and Chief Financial Officer